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                                                                    Exhibit 99.1

                                  CERTIFICATION

Pursuant to Section 906 of the Corporate Fraud Accountability Act of 2002 (18 U.S.C. Section 1350, as adopted), James W. Benson, Chief Executive Officer of SpaceDev, Inc. (the "Company"), hereby certifies that, to the best of their knowledge:

         1. the Annual Report on Form 10-KSB of the Company for the fiscal year ended December 31, 2002 (the Report) fully complies with the requirements of
Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

         2. the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company. Dated: March 19, 2003


                                            /s/ James W. Benson
                                            James W. Benson
                                            CHIEF EXECUTIVE OFFICER